UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 17, 2018

QUORUM HEALTH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37550	47-4725208
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

1573 Mallory Lane Brentwood, Tennessee 37027 (Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (615) 221-1400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2018, the Board of Directors (the “Board”) of Quorum Health Corporation (the “Company”), upon recommendation of the Compensation Committee (the “Compensation Committee”) of the Board, approved, effective as of December 18, 2018, a stock-based retention program for key executives in the form of the Quorum Health Corporation 2018 Restricted Stock Plan (the “Plan”). The Plan is subject to stockholder approval at the Company’s 2019 Annual Meeting of Stockholders.

The purpose of the Plan is (a) to encourage certain key employees to continue employment with the Company and its subsidiaries and (b) to furnish maximum incentive to those persons to improve operations and increase profits and to strengthen the mutuality of interest between those persons and the Company’s stockholders by providing them with awards of restricted stock.

The Plan provides for the award of restricted stock to employees of the Company and its subsidiaries. Subject to adjustment in the event of certain changes in the Company’s capital structure, the maximum number of shares that may be issued under the Plan is 625,000. Each award of restricted stock will be subject to two year cliff vesting. In the event of a Plan participant’s disability or death or in the event of a termination of a Plan participant’s employment without Cause (as defined in the Plan) or for Good Reason (as defined in the Plan), all restrictions imposed on shares of restricted stock granted to the Plan participant shall lapse and such shares shall become fully vested. The Compensation Committee has discretion to cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired or unvested awards under the Plan if a Plan participant is not in compliance with certain restrictive covenants set forth in the Plan.

Upon recommendation of the Compensation Committee, the Board approved the issuance of 625,000 shares of restricted common stock in the aggregate to certain key executives under the Plan after stockholder approval is obtained. In the event stockholder approval of the Plan is obtained, the shares will be issued to the key executives subject to a vesting cliff that lapses on December 17, 2020. In the event stockholder approval of the Plan is not obtained, no shares will be issued under the Plan.

The foregoing summary of the Plan does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Plan and the Form of Restricted Stock Agreement under the Plan, filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

No.	Description

10.1	Quorum Health Corporation 2018 Restricted Stock Plan (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-8 filed with the SEC on December 18, 2018).

10.2	Form of Restricted Stock Agreement.*

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUORUM HEALTH CORPORATION (registrant)

By:	/s/ R. Harold McCard, Jr.
R. Harold McCard, Jr.
Senior Vice President, General Counsel, and Secretary

Date: December 19, 2018